UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 8, 2008

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 8, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Infinera Corporation (the “Company”) approved the following compensation for the Company’s named executive officers:

Base Salaries. The Committee approved the following base salary increases for the named executive officers, effective January 1, 2008:

Executive Officer	Position	Old Base Salary	New Base Salary
Jagdeep Singh	Chairman, President and Chief Executive Officer	$225,000	$300,000
Duston M. Williams	Chief Financial Officer	$250,000	$280,000
Scott A. Chandler	Vice President, Worldwide Sales	$225,000	$280,000
Michael O. McCarthy, III	Chief Legal Officer	$230,000	$260,000
David F. Welch, Ph.D.	Chief Marketing and Strategy Officer	$230,000	$280,000

2008 Bonus Plan. The Committee also approved the Fiscal Year 2008 Bonus Plan (the “Bonus Plan”) to establish the target bonus amounts and payout criteria for all eligible employees of the Company at the director and vice president level, including the Company’s named executive officers, but excluding its Vice President, Worldwide Sales, Scott A. Chandler, who is covered under a sales compensation plan described below. To be eligible to participate in the Bonus Plan, an individual must be an employee of the Company as of December 31, 2008. Members of the Company’s sales group receive compensation under individual sales-based compensation agreements and are not eligible to participate in the Company’s Bonus Plan.

The Bonus Plan is based on achievement against the following performance metrics: invoiced shipments, gross margins on an invoiced shipment basis, operating profit on an invoiced shipments basis, cash from operations. The Bonus Plan places a 25% weighting on each metric and establishes a minimum threshold of 100% attainment of the operating profit metric for any bonus payout to occur. The Bonus Plan provides that Company attainment above 100% of a performance metric would result in additional bonus payouts and does not have a cap on the Bonus Plan.

The Bonus Plan set target bonus payouts for the named executive officers for 100% achievement of all 4 performance metrics as follows:

Executive Officer	Position	Target Bonus (as a percentage of base salary)
Jagdeep Singh	Chairman, President and Chief Executive Officer	125%
Duston M. Williams	Chief Financial Officer	65%
Scott A. Chandler	Vice President, Worldwide Sales	N/A
Michael O. McCarthy, III	Chief Legal Officer	50%
David F. Welch, Ph.D.	Chief Marketing and Strategy Officer	65%

2008 Sales Incentive Compensation Plan. The Committee approved a 2008 Sales Incentive Compensation Plan (the “Sales Plan”) for the Company’s Vice President, Worldwide Sales, Scott Chandler. Pursuant to the Sales Plan, Mr. Chandler shall earn a bonus based the Company’s achievement of an annual invoiced shipment targets. The bonus shall be earned as a percentage of each dollar of invoiced shipments generated by the Company, and includes a higher percentage payout at higher invoiced shipments levels. Mr. Chandler’s annual bonus has an expected payout of 100% of his annual salary at 100% achievement of his sales quota and does not have a minimum or maximum payout.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: February 7, 2008	By:	/s/ Michael O. McCarthy III
Michael O. McCarthy III Chief Legal Officer